UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 8, 2018 (Date of earliest event reported)
ACOLOGY, INC. (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-29381 (Commission File Number)	65-0207200 (IRS Employer Identification Number)

1620 Commerce St. Corona, CA (Address of principal executive offices)		92880 (ZIP Code)
(844) 226-5649 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 26, 2018, the Registrant entered into an Asset Purchase Agreement, dated as of April 16, 2018, by and the Registrant and Mark Hainbach (the “APA”), whereunder, among other things, the Registrant agreed to acquire from Mr. Hainbach and certain entities that he controls, and Mr. Hainbach agreed to sell, assign and transfer to the Registrant, and to cause these entities to sell assign and transfer to the Registrant, certain patents and patent applications, a trademark and an internet domain in consideration of the delivery to him of 263,125,164 shares of the Registrant’s common stock (the “Shares”). The transactions and their consequences for the Registrant are more fully described in the Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2018 (the “May 3 Form 8-K”) and are incorporated herein by reference.

On June 8, 2018, the Asset Purchase Agreement was amended to change certain instruments to be delivered at the closing of the APA because the United States Patent US 8,695,906 B2, which was to be purchased pursuant to the APA, had been reissued.

On June 8, 2018, the closing under the amended APA occurred and the instruments required to be delivered thereunder were delivered. Among these instruments were an Escrow Agreement, dated June 8, 2018, by and among the Registrant, Mr. Hainbach and Escrow, LLC and a Production Contract, dated June 8, 2018, between the Registrant and Polymation, LLC, an entity controlled by Mr. Hainbach. The provisions of the Escrow Agreement and the Production Contract are described in the May 3 Form 8-K and are incorporated herein by reference. Copies of these instruments are filed with this report and are incorporated herein by reference, and their descriptions set forth above are qualified in its entirety by such reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

d. Exhibits

Exhibit	Description	Method of Filing
10.1	Amendment of Asset Purchase Agreement, dated as of June 8, 2018, by and between the Registrant and Mark Hainbach	Filed herewith
10.2	Escrow Agreement, dated June 8, 2018, by and among the Registrant, Mark Hainbach and Escrow, LLC	Filed herewith
10.3	Production Contract, dated June 8, 2018, by and between the Registrant and Polymation, LLC	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACOLOGY, INC.

By:  /s/ Curtis Fairbrother

Chief Executive Officer

Date: June 15, 2018